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                                                                    EXHIBIT 99.2

                        [EL PASO CORPORATION LETTERHEAD]

                                  July 10, 2002

Mr. Oscar S. Wyatt, Jr.
Eight Greenway Plaza, Suite 930
Houston, Texas 77046

Dear Oscar:

     I have carefully reviewed your letter dated July 9, 2002 with regard to the Utility Contract Funding (UCF) transaction that closed on July 2, 2002. While I believe it is important to respect and understand the perspective of all of our shareholders and have attempted to address your concerns in this letter, it appears that you simply disagree with the business strategies being implemented by the Board of Directors of the Company. Unfortunately, in doing so, you have widely circulated numerous inaccuracies, and I feel it is important to set the record straight. El Paso has taken the appropriate steps, and is firmly committed, to ensure the integrity of its balance sheet, proper corporate governance, accurate and complete financial reporting and compliance with generally accepted accounting principles. I provide the following general reactions to your letter:

1. Value of the UCF Transaction to Shareholders and Ratepayers - Although you raise various accounting and disclosure issues in your letter, it appears that in reality you disagree with the business judgments made by the Company (a) generally with respect to our Public Utility Regulatory Policies Act of 1978 (PURPA) contract restructuring business and (b) specifically with respect to the UCF transaction.

     Contrary to your views, there is nothing new or novel about these types of transactions. The financing of future cash flow streams from accounts receivables, credit card receivables, auto loans, mortgages and power contracts has been an accepted and widely used financing technique for over 25 years. Although you alluded to the fact that this power purchase contract would have resulted in over $2 billion of revenues over its fifteen year term, in fact its net present value is approximately equal to the value received from the UCF financing (after discounting such revenue stream for the time value of money and deducting the future operating costs of the plant). Furthermore, the UCF transaction shifts the collection and credit risk over the term of the power purchase agreement to third parties. With the cash received from the financing, El Paso will (a) continue to pay off debt and (b) invest in growth opportunities with higher rates of return than those afforded under the existing power contract. When one takes such factors into consideration, it becomes clear that the position of the shareholders of the Company is significantly better under the restructured UCF transaction.

     Furthermore, in addition to benefiting the Company and its shareholders, the UCF transaction provides an immediate and significant benefit to New Jersey ratepayers through the payment to Public Service Electric and Gas Company (PSEG) of $102.5 million. This transaction was thoroughly reviewed and approved by the New Jersey Board of Public Utilities. Attached is a copy of a joint press release issued by the Company and PSEG with regard to the UCF transaction, as well as two other restructurings entered into by the companies.

2. Disclosure - Our PURPA restructuring business has been disclosed in our SEC filings and in numerous public presentations to the investment community over the last several years. (See 1999 - 2001 Annual Reports and 10-Q for the period ended March 31, 2002.) The financial results of our PURPA restructuring business, including the financial results of this specific transaction, were disclosed in the Company's 10-Q for the quarter ended in March 31, 2002. (See pages 9 and 22 of such 10-Q filing.) Even though the Company entered into the UCF transaction in the first week of the third quarter of 2002, the Company announced its plan to the public to enter into a transaction to finance the restructured contract in El Paso's first quarter earnings conference call (that was webcast on the internet) on May 2, 2002. Likewise, the Company disclosed its financing plan for this transaction to the public on another webcast on May 8, 2002. Since the financing associated with the UCF transaction was consummated just slightly over a week ago, no additional SEC disclosures have yet been made. Pursuant to the SEC rules, the details of the UCF financing will be properly and timely disclosed in the Company's 10-Q filings for the second and third quarters of 2002. Therefore, your implication that the Company has been deficient in its disclosures with respect to our restructuring business, including this transaction, is simply incorrect.

     As noted in your letter, we have initiated a program to limit our trading business call on the credit of the Company. The implementation of this program has been a key reason why we have been one of the few companies in our industry to be successful in maintaining our investment grade credit rating. To clarify for your benefit, we have limited both our investment in the trading business and the aggregate exposure to trading. We have established a firm $1 billion limit of working capital we will invest in our trading business. We have also set a limit of $2.5 billion on the parent company financial guarantees we will make available for trading activities. Trading businesses require credit facilities with trading partners in order to operate. To the extent these credit facilities are utilized they will be liabilities of our trading business and count against the $1 billion limit. While we may make up to $2.5 billion of guarantees available, we would expect only a fraction of these to be utilized at any time.

3. Accounting Treatment - The Company's treatment of the UCF transaction was in accordance with all SEC rules and accounting standards. The accounting for the transaction was reviewed and supported by the Company's independent accountants, PricewaterhouseCoopers. In particular, the accounting rules require this transaction to be treated as a derivative contract. Second, the debt associated with the UCF financing was not disposed of to an off-balance sheet entity. Rather, El Paso has monetized the underlying power contract through a consolidated, on- balance sheet entity, and the cash flow from the issuance of non-recourse debt will be reflected as financing, not operating, cash flow.

4. Board Authorization - The Board of Directors of the Company has been fully informed and has approved all required components of our PURPA restructuring business. Numerous PURPA restructuring projects and associated financing arrangements have been presented to and approved by the Board. This transaction, including the acquisition of the additional interest in the power plant, the restructuring of the power purchase contract and the associated financing, was reviewed and approved by the Board after presentations and discussions.

5. Structure of Transaction - The transaction was structured to maximize the benefits to both the shareholders of the Company and the ratepayers of PSEG. First, El Paso arranged to have Morgan Stanley provide the power supply to UCF that was necessary to serve the power requirements of PSEG. Morgan Stanley's participation in the transaction increased the credit rating of the UCF financing by having an AA- Fitch rated credit counterparty. This resulted in increased funding capability and additional proceeds to the Company and PSEG's customers. In return for its commitment to provide power and to provide enhanced credit support for the structure, a fee was paid to Morgan Stanley in an amount equal to the present value of approximately $4 million per year over the life of the restructured power purchase agreement. We estimate that Morgan Stanley's participation in the transaction (after the payment of such a fee to Morgan Stanley) resulted in an additional $50 million of proceeds to the Company. As part of the transaction and as part of El Paso's core business, El Paso agreed to provide Morgan Stanley, at its option, with sufficient power on an annual basis to service the contract it has with UCF. This agreement is part of El Paso's normal trading business and is managed within the Company's risk management policies as established and reviewed regularly by the Risk Oversight Committee and the Audit Committee of the Company.

In summary, from a business perspective, we recently implemented significant and important business plans for the Company, including the completion of a $1.6 billion equity offering, the implementation of reductions in our trading operations, the implementation of a reduction of at least $300 million in operating expenses and the increase in our capital spending for our Production unit to approximately $2.3 billion in 2002 to help meet the growing demand in the United States for natural gas. From a corporate governance, accounting and disclosure perspective, I can assure you that we remain committed to upholding the highest business and ethical standards. I am certain that you can appreciate our desire to address your concerns, while correcting the record regarding your misconceptions of our business, governance, accounting and disclosure practices.



                                          Sincerely,


                                          /s/ William A. Wise


cc:  El Paso Board of Directors
     Mr. Selim Zilkha
     Mr. Michael Zilkha

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ATTACHMENT:     June 6, 2002 Press Release

****

Press Release June 6, 2002

PSE&G and El Paso Announce Restructured NUG Agreements for
Bayonne, Camden, and Eagle Point Facilities

PSE&G customers receive a $166.5 million benefit (Newark, NJ - June 5, 2002) PSE&G, a subsidiary of Public Service Enterprise Group (NYSE:PEG), and El Paso Merchant Energy, a subsidiary of El Paso Corporation (NYSE:EP), today announced they have amended their non-utility generation (NUG) power purchase agreements for El Paso's Camden, Bayonne, and Eagle Point cogeneration facilities. The new terms increase El Paso's flexibility in supplying electricity to PSE&G. In return, El Paso affiliates paid PSE&G $166.5 million and agreed to provide minimum supply during peak summer months regardless of the availability of facilities. The New Jersey Board of Public Utilities has approved these amended agreements.

Under the original agreements, PSE&G had to purchase 100 percent of the electricity generated at the 148.5 megawatt (MW) Camden and 195 MW Eagle Point facilities and 24.2 percent of the 165 MW Bayonne facility at set prices. El Paso could not buy electricity from other sources - even if significantly less expensive - to satisfy its PSE&G obligation. Under the new terms, El Paso will provide specified amounts of electric capacity and energy to PSE&G at fixed prices and obtain this capacity and energy either from the existing plants or in the open market.

Under federal law, utilities were required to enter into long-term contracts with new cogeneration facilities. The prices under these contracts were significantly higher than today's market rates. Under New Jersey's restructuring legislation, utilities are entitled to recover these above- market costs from consumers through the Non-Utility Generation Transition Charge (NTC). El Paso's payment was applied to the NTC more than offsetting the accrued balance - that would have been paid by the ratepayers - and helping mitigate the need to raise rates at the end of the electric restructuring transition period.

"These agreements deliver significant economic and reliability benefits to PSE&G ratepayers and contribute to a more efficient operation of the generation market in the Northeast," said Sy Wodakow, manager of non-utility generation, PSE&G. "PSE&G has made significant progress in mitigating the impact of above-market NUG contracts on our ratepayers, saving them in excess of $266 million since July 1998."

"These agreements represent a true win-win for PSE&G ratepayers and El Paso Merchant Energy," said Larry Kellerman, senior managing director of El Paso Merchant Energy. "Our facilities will be transformed from base load generation facilities to intermediate facilities in the electric wholesale power market and at the same time deliver tangible benefits to the electric customers of PSE&G."

The Bayonne, Camden and Eagle Point power purchase agreements terminate in 2008, 2013, and 2016, respectively. The Camden and Bayonne amended agreements became effective on December 13, 2001, while the Eagle Point amended agreement became effective on June 1, 2002. To date, PSE&G has restructured eight non-utility generation power purchase agreements representing 625 MW - or 90 percent - of PSE&G's NUG capacity.

PSE&G is New Jersey's oldest and largest regulated gas and electric delivery utility, serving nearly three-quarters of the state's population. PSE&G is a subsidiary of PSEG (NYSE:PEG), a diversified energy company. Other subsidiaries of PSEG include: PSEG Power, a wholesale electric generation and trading company operating in the United States; PSEG Energy Technologies, an unregulated energy services company; PSEG Resources, which makes passive, energy related investments; and PSEG Global, which owns, develops and operates power plants and electric and gas distribution systems throughout the world.

El Paso Corporation is North America's leading provider of natural gas services. The company has core businesses in natural gas production, gathering and processing, and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation, and merchant energy services. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy to communities around the world. For more information, visit www.elpaso.com.

Cautionary Statement Regardarding Forward Looking Statements This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The companies have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the companies make these statements and projections in good faith, neither the companies nor their management can guarantee that the anticipated future results will be achieved. Reference should be made to the companies (and their affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.
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PSE&G is New Jersey's oldest and largest regulated gas and electric delivery utility, serving nearly three-quarters of the state's population. PSE&G is a subsidiary of PSEG (NYSE:PEG), a diversified energy company. Other subsidiaries of PSEG include: PSEG Power, a wholesale electric generation and trading company operating in the United States; PSEG Energy Technologies, an unregulated energy services company; PSEG Resources, which makes passive, energy related investments; and PSEG Global, which owns, develops and operates power plants and electric and gas distribution systems throughout the world.

El Paso Corporation is North America's leading provider of natural gas services. The company has core businesses in natural gas production, gathering and processing, and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation, and merchant energy services. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy to communities around the world. For more information, visit www.elpaso.com.

Cautionary Statement Regardarding Forward Looking Statements This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The companies have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the companies make these statements and projections in good faith, neither the companies nor their management can guarantee that the anticipated future results will be achieved. Reference should be made to the companies (and their affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.